UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2018

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite 350

Durham, NC 27703

(Address of principal executive offices)

(zip code)

(919) 941-5206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement for Note and Warrant

On August 13, 2018, Icagen, Inc., a Delaware corporation (the “Company”), closed the first tranche of its note and warrant offering of a maximum of one hundred fifty (150) units and entered into a Securities Purchase Agreement (the “Purchase Agreement”) with four accredited investors, which included a trust of which one member of the Company’s Board of Directors is the trustee and two other members of the Board of Directors (the “Purchasers”), pursuant to which the Company issued to the Purchasers an aggregate of fifty (50) units, at a purchase price of $10,000 per unit, each unit consisting of: (i) the Company’s 10% Subordinated Promissory Note in the principal amount of $10,000 due on the earlier of: (x) the date that is twelve (12) months after its issue date or (y) the Company’s receipt of the proceeds of funding from its next collaboration/partnership (the “Note”) and (ii) a five year warrant to purchase 1,500 shares of common stock of the Company for each $10,000 Note investment of the Company at an exercise price of $3.50 per share (the “Warrant”). An aggregate of $500,000 in principal amount of Notes and Warrants to purchase an aggregate of 75,000 shares of common stock were sold at the closing. The gross cash proceeds to the Company from the sale of the fifty (50) units was $500,000.

The Notes and all obligations thereunder are subordinated in right of payment in all respects to that certain Senior Secured Convertible Note, dated May 10, 2017, in the principal amount of $2,000,000 issued by the Company to GPB Debt Holdings II, LLC (“GPB”) and the obligations of the Company as a guarantor of the amounts owed under that certain Senior Secured Convertible Note, dated May 10, 2017, in the principal amount of $8,000,000 issued by the Company’s subsidiary, Icagen-T, Inc. to of GPB.

As part of the Units, the Company issued the Warrants to the Purchasers to purchase shares of the Company’s common stock at an initial exercise price of $3.50 per share (subject to applicable adjustments) (the “Exercise Price”). The Warrants expire five (5) years after the issuance date.

The Warrants also contains certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transaction.

The foregoing descriptions of the terms of the Note, the Warrant and the Purchase Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the Note, the Warrant and the Purchase Agreement, copies of each of which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K.

The transaction contemplated by the Purchase Agreement closed and funded on August 13, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Note and the Warrant were, and any shares of common stock underlying the Warrant will be, issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Purchasers have each represented that they were an “accredited investor,” as defined in Regulation D, and were acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Notes and the Warrants and any shares of common stock underlying the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Notes, the Warrants, shares of common stock or any other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

4.1	Form of 10% Subordinated Promissory Note

4.2	Form of Warrant

10.1	Form of Securities Purchase Agreement

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2018	ICAGEN, INC.

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer

2

EXHIBIT INDEX

4.1	Form of 10% Subordinated Promissory Note

4.2	Form of Warrant

10.1	Form of Securities Purchase Agreement

3